Exhibit 99.1
THORATEC REPORTS 10 PERCENT INCREASE IN FISCAL 2007 REVENUES;
FOURTH QUARTER REVENUES LARGEST IN COMPANY HISTORY
     (PLEASANTON, CA), February 5, 2008—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported results for the fourth quarter and twelve months of fiscal 2007.
     For the fiscal year ended December 29, 2007, Thoratec Corporation reported revenues of $234.8 million, an increase of 10 percent over revenues of $214.1 million in fiscal 2006. Revenues for the fourth quarter of fiscal 2007 were $64.1 million, a nine percent increase over revenues of $58.8 million in the same period a year ago.
     Net income on a GAAP basis in fiscal 2007 was $3.2 million, or $0.06 per diluted share, compared with net income of $4.0 million, or $0.07 per diluted share, for the fiscal year ended 2006. Non-GAAP net income, which is described later in this press release, for the fiscal year ended 2007 was $18.6 million, or $0.33 per diluted share, versus $20.4 million, or $0.37 per diluted share, for the same period a year ago.
     For the fourth quarter of fiscal 2007, net income on a GAAP basis was $3.7 million, or $0.07 per diluted share, compared with net income on a GAAP basis of $3.1 million, or $0.06 per diluted share, in the same period a year ago. Non-GAAP net income was $6.6 million, or $0.11 per diluted share, versus non-GAAP net income of $7.2 million, or $0.13 per diluted share, the same period a year ago.
     “We concluded 2007 on a very strong note, particularly in our Cardiovascular Division, where quarterly revenues grew 11 percent year-over-year. This growth primarily reflects the continued adoption of the HeartMate II® LVAS (Left Ventricular Assist System) in both Europe and through our U.S. clinical program. In addition, fourth quarter revenues at our International Technidyne Corporation (ITC) Division increased 5 percent vs. the same period a year ago, with particular growth internationally and from our ProTime® System used in physicians’ offices or patients’ homes to monitor anticoagulation therapy,” said Gary F. Burbach, president and chief executive officer of Thoratec.
     “Clearly, the highlight of the quarter was the unanimous recommendation by the FDA Circulatory System Devices Advisory Panel on November 30 that the agency approve, with conditions, our PMA (PreMarket Approval) allowing the use of our HeartMate II for Bridge to Transplant,” Burbach noted.
     “It was the panel’s view that the trial data demonstrated the safety and efficacy of the device, and we believe that the conditions outlined in their recommendations will not limit our ability to increase adoption of the HeartMate II. We have been engaged in a productive process with the FDA since then, and by the end of the week we expect to have submitted all the information the FDA has requested with respect to labeling, the development of an appropriate post-approval study and updates to patient data, and believe we are on track for approval and launch at the end of this quarter,” he continued.

     As of January 25, 2008, enrollment in the Destination Therapy arm was 479 patients, an increase of 53 patients over the 426 patients three months ago. Enrollment in the randomized portion of the DT arm of the trial was 291 patients, versus 265 patients three months ago. Two year follow up on the pivotal 200 randomized Destination Therapy patients will be complete in May 2009. Enrollment in the BTT arm of the trial was 439 patients, compared with 390 patients as of October 26, 2007.
     Total enrollment in the Pivotal trial as of January 25 was 918 patients versus 816 three months ago, and an increase of 415 patients over the 503 patients enrolled a year ago.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $234.8 million in 2007 compared with revenues of $214.1 million in 2006. Cardiovascular Division revenues were $144.2 million versus $133.7 million a year ago. Revenues at ITC were $90.6 million versus $80.4 million a year ago.
     GAAP gross margin for 2007 was 58.0 percent versus 58.6 percent a year ago. Non-GAAP gross margin, which excludes SFAS No. 123R expense and is described later in this press release, was 58.7 percent versus 59.1 percent a year ago. The year-over-year decrease in gross margin is primarily due to the reserve for the ProTime® recall, and unfavorable non-pump product mix, offset by favorable foreign exchange rates.
     Operating expenses for 2007 and 2006 on a GAAP basis were $138.5 million and $127.2 million, respectively. On a non-GAAP basis, operating expenses in 2007 were $116.1 million compared with $104.1 million in 2006. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses is primarily due to product development expense, market development initiatives, expenses from the stock option review conducted in the first quarter of 2007 and corporate activities, such as Sarbanes Oxley consulting.
     The company’s GAAP effective tax rate for 2007 was 38 percent benefit versus a 58 percent tax benefit in 2006. The non-GAAP tax rate for the full year, which is described later in this press release, was 29 percent versus 23 percent in the prior year.
     On a non-GAAP basis the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding for the full year. The increase in shares of approximately 7.3 million was partially offset in non-GAAP diluted Earnings per Share by the add back of interest expense related to the debt resulting in a reduction in EPS of $0.01.
GUIDANCE FOR FISCAL 2008
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward looking statements, please see additional information below.

     With respect to 2008, sales are projected to be in the range of $255 million to $265 million, with an expectation that the HeartMate II will launch at the end of the 1st quarter.
     Cardiovascular Division growth is expected to be from the low to mid teens, with growth primarily based upon the launch of HeartMate II in the U.S. including its introduction to a broader set of transplant centers, growth in implant volumes at existing trial centers and an increase in the HeartMate II average selling price. Continued growth is also expected in Europe.
     We expect that ITC will grow in the mid-single digits, with growth coming from our Hospital Point of Care and Alternate Site products.
     GAAP gross margins are expected to be between 58% and 59%, with non-GAAP gross margins between 59% and 60%.
     GAAP income from operations is expected to increase between 150% and 300% over 2007, while non-GAAP income from operations is expected to increase between 15% and 30%. The increase reflects leverage in the business, while continuing investments in product development, market development and HeartMate II launch activities.
     Weighted average shares outstanding are expected to be between 56 million and 57 million for GAAP and 63 million and 64 million shares for non-GAAP. We expect our convertible debt to continue to be dilutive in 2008 for non-GAAP EPS. The increase in share count is expected to be partially offset by adding back the interest expense on the notes.
     GAAP EPS is expected to be between $0.09 to $0.12, while non-GAAP EPS will be in a range of $0.36 to $0.40.

GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income (loss) consists of GAAP net income (loss) before taxes, excluding, as applicable, share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, settled securities litigation, changes in the value of the make-whole provision of our convertible notes and CEO transition expenses, as adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consists of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No 123R.
     Non-GAAP operating expenses consists of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, settled securities litigation and CEO transition expenses.
     Non-GAAP income from operations consists of GAAP income from operations excluding share-based compensation expense under SFAS No. 123R and amortization of purchased intangibles.

     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles, and in-process research and development expenses. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events. Management also believes that it is useful to exclude settled securities litigation and CEO transition expenses because these expenses occur infrequently and therefore are not relevant to an understanding of our core operating performance. Management believes it is useful to exclude the value of the make-whole provision of our convertible notes as this item is also not indicative of Thoratec’s core operating business. The make-whole provision is a non-operating item that is included in other income (expense) and is part of our financing activities.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three months and twelve months periods ending in 2007 and 2006.
THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		For the Fiscal Year Ended
	December 29, 2007	December 31, 2006	December 29, 2007	December 31, 2006
Product sales	$64,082	$58,848	$234,780	$214,133
Cost of product sales	28,364	23,808	98,516	88,648

Gross profit	35,718	35,040	136,264	125,485

Operating expenses:
Selling, general and administrative	20,092	18,459	82,044	73,687
Research and development	11,463	11,733	43,835	39,841
Amortization of purchased intangible assets	3,143	3,134	12,582	12,055
In-process research and development	—	1,120	—	1,120
Litigation	—	—	—	447

Total operating expenses	34,698	34,446	138,461	127,150

Income (loss) from operations	1,020	594	(2,197)	(1,665)
Other income and (expense):
Interest expense	(927)	(1,117)	(4,085)	(4,276)
Interest income and other	2,410	2,773	8,624	8,451

Income before income taxes	2,503	2,250	2,342	2,510
Income tax benefit	1,162	826	893	1,463

Net income	$3,665	$3,076	$3,235	$3,973

Net income per share
Basic	$0.07	$0.06	$0.06	$0.08
Diluted	$0.07	$0.06	$0.06	$0.07

Shares used to compute net income per share:
Basic	54,062	52,157	53,493	52,155
Diluted	55,220	53,074	54,789	53,270

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		For the Fiscal Year Ended
	December 29,	December 31,	December 29,	December 31,
	2007	2006	2007	2006
Net income on a GAAP basis	$3,665	$3,076	$3,235	$3,973
Share-based compensation expense:
— Cost of product sales	405	$12	1,598	1,000
Share-based compensation expense:
— Selling, general and administrative	2,163	$1,395	7,231	6,120
— Research and development	715	$507	2,585	2,251
Amortization of purchased intangibles	3,143	$3,134	12,582	12,055
In-process research and development	—	$1,120	—	1,120
Litigation / make-whole provision	8	$23	(83)	433
CEO transition costs	—	$7	—	1,053
Inventory Backlog	—	$100	—	100
Income tax effect of non-GAAP adjustments	(3,484)	$(2,128)	(8,509)	(7,657)

Net income on a non-GAAP basis	$6,615	$7,246	$18,638	$20,447

Diluted net income/(loss) per share reconciliation	Three Months Ended				For the Fiscal Year Ended
	December 29,		December 31,		December 29,		December 31,
	2007		2006		2007		2006
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.07		$0.06		$0.06		$0.07
Share-based compensation expense:
— Cost of product sales	0.01		—		0.03		0.02
Share-based compensation expense:
— Selling, general and administrative	0.04		0.03		0.13		0.11
— Research and development	0.01		0.01		0.05		0.04
Amortization of purchased intangibles	0.05		0.06		0.23		0.23
In-process research and development	—		0.02		—		0.02
Litigation / make-whole provision	—		—		—		0.01
CEO transition costs	—		—		—		0.02
AVOX Backlog Amortization to COGS	—		—		—		—
Income tax effect of non-GAAP adjustments	(0.06)		(0.04)		(0.16)		(0.14)
Convertible debt dilution impact	(0.01	) (A)	(0.01	) (A)	(0.01	) (A)	(0.01	) (A)

Diluted net income per share on a non-GAAP basis	$0.11		$0.13		$0.33		$0.37

Shares used in calculation of diluted net income per share —GAAP	55,220		53,074		54,789		53,270
Shares used in calculation of diluted net income per share — Non-GAAP	62,511		60,365		62,080		60,561

(A)	The company’s total diluted share count on a non-GAAP basis in 2007 and 2006 on YTD and QTD basis includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for both the quarter and YTD.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended				For the Fiscal Year Ended
	December 29,		December 31,		December 29,		December 31,
	2007		2006		2007		2006
(in thousands)
Gross profit on a GAAP basis	$35,718	55.7%	$35,040	59.5%	$136,264	58.0%	$125,485	58.6%
Share-based compensation expense	405		12		1,598		1,000
Inventory Backlog	—		100		—		100

Gross profit on a non-GAAP basis	$36,123	56.4%	$35,152	59.7%	$137,862	58.7%	$126,585	59.1%

The following tables reconcile the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		For the Fiscal Year Ended
	December 29,	December 31,	December 29,	December 31,
	2007	2006	2007	2006
Operating expenses on a GAAP basis	$34,698	$34,446	$138,461	$127,150
Share-based compensation expense:
— Selling, general and administrative	(2,163)	(1,395)	(7,231)	(6,120)
— Research and development	(715)	(507)	(2,585)	(2,251)
Amortization of purchased intangibles	(3,143)	(3,134)	(12,582)	(12,055)
In-process research and development	—	(1,120)	—	(1,120)
Litigation	—	—	—	(447)
CEO transition costs	—	(7)	—	(1,053)

Operating expenses on a non-GAAP basis	$28,677	$28,283	$116,063	$104,104

     The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Benefit (Expense) Reconciliation
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended				For the Fiscal Year Ended
	December 29,		December 31,		December 29,		December 31,
	2007		2006		2007		2006
Tax benefit on a GAAP basis	$1,162	46.4%	$826	36.7%	$893	38.1%	$1,463	58.3%
Amortization of purchased intangibles	(1,375)		(1,289)		(5,033)		(4,822)
Litigation / make-whole provision	(2)		(11)		33		(179)
CEO transition costs and other	—		(47)		—		(456)
Share-based compensation expense	(2,107)		(333)		(3,510)		(1,752)
In-process research and development	—		(448)		—		(448)

Tax expense on a non-GAAP basis	$(2,322)	-26.0%	$(1,302)	-15.2%	$(7,617)	-29.0%	$(6,194)	-23.2%

The following tables reconcile the Guidance on a GAAP and Non GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2008
	From	To
(in thousands)
Gross profit on a GAAP basis	58%	59%
Share-based compensation expense:
— Cost of product sales	1%	1%

Gross profit on a non-GAAP basis	59%	60%

Operating Income	For the Fiscal Year Ended 2008
	From	To
(in thousands)
Operating income on a GAAP basis	150%	300%
Share-based compensation expense:	-60%	-121%
Amortization of purchased intangibles	-75%	-149%

Operating Income on a non-GAAP basis	15%	30%

Diluted net income/(loss) per share reconciliation	For the Fiscal Year Ended 2008
	From	To
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.09	$0.12
Share-based compensation expense:	0.18	0.18
Amortization of purchased intangibles	0.22	0.22
Income tax effect of non-GAAP adjustments	(0.12)	(0.12)
Convertible debt dilution impact	(0.01)	—

Diluted net income per share on a non-GAAP basis	$0.36	$0.40

Shares used in calculation of diluted net income (loss) per share —GAAP	56,000	57,000
Shares used in calculation of diluted net income per share —non-GAAP (a)	63,000	64,000

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 8:00 a.m., Pacific Daylight Time (11:00 a.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (913) 312-6698, passcode 4229045. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, February 12, 2008, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4229045.
     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec VAD and HeartMate LVAS with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2007 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Ruder- Finn
(415) 692-3058